Exhibit 99.1

For more information, contact:	For Investor Relations:
Laura E. Owen, COO	Elite Financial Communications Group, LLC
16801 West 116th Street	Dodi Handy, President and CEO
Lenexa, KS 66219 USA	Phone: (407) 585-1080
Phone: (913) 338-5550	ICOP@efcg.net
Fax: (913) 312-0264
Lowen@ICOP.com www.ICOP.com

ICOP Digital Announces $3.8 Million Private Placement

LENEXA, KS, (December 9, 2005) – ICOP Digital, Inc., the leading provider of digital in-car video systems for law enforcement, today announced the closing of a $3,848,000 private placement of its common stock and warrants. Under the terms of the transaction, ICOP Digital agreed to sell 650,000 shares and 227,500 redeemable warrants to a select group of accredited and institutional investors at a price of $5.92 per one share and 0.35 warrants purchased. Each warrant is identical in form to the warrants currently quoted on the Nasdaq Capital Market and traded on the Pacific Exchange and therefore entitles a warrant holder to purchase one share of common stock at $6.19 until July 8, 2010. The warrants are redeemable by the Company under certain conditions. ICOP Digital also issued to Paulson Investment Company, Inc., the placement agent for the offering, a warrant to purchase up to 65,000 shares and 22,750 redeemable warrants.

Dave Owen, President and CEO of ICOP stated “This financing represents a significant endorsement of the continuing execution of our growth strategy, and will help to ensure that ICOP has sufficient inventory on hand to meet the growing demand we’re experiencing for the ICOP Model 20/20™ digital in-car video recording system.”

The common stock and warrants sold to the investors has not been registered under the Securities Act of 1933, as amended (“Securities Act”), and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Under the terms of the financing, ICOP Digital has agreed to file a registration statement with the Securities and Exchange Commission covering the offering and sale of the shares and warrants by the investors.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About ICOP Digital, Inc.

ICOP Digital, Inc. (ICOP) is a Kansas-based company that delivers innovative mission-critical security, surveillance, and communications solutions that provide timely and accurate information for security for the public and private sectors, to monitor and protect people, assets, and profits. The ICOP Model 20/20™ is the leading digital in-car video recorder system, for use by law enforcement. ICOP Digital is committed to providing surveillance and communications solutions that help our customers improve their safety and security, through effective deployments of innovative technologies. www.ICOP.com

Safe Harbor Statement

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our ability to finance operations and inventory on terms acceptable to us, the size and timing of customer contracts, new or increased competition, changes in market demand, and seasonality of purchases of the company’s products and services. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the company and its operations, are included in certain forms the company expects to file with the Securities and Exchange Commission.

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